UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 West Walnut Street, 5th Floor Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2023, the board of directors (the “Board”) of Dine Brands Global, Inc. (the “Company”) adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. Among other things, the Amended and Restated Bylaws:

•	Expressly provide for stockholder meetings by remote communications;

•	Clarify the procedures and mechanics related to proxies;

•

Enhance the existing procedural mechanics and require additional disclosures in connection with stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including, without limitation, as follows:

o	Require that the nominating or proposing stockholder be a stockholder of record at the time of submitting a notice through the date of the applicable meeting;

o

For annual meetings, change the permissible timeframe for receipt of stockholder notices of nomination or proposed business to 90 to 120 days prior to the anniversary of the previous year’s annual meeting of stockholders and for special meetings, change the permissible timeframe for receipt of stockholder notices of nomination or proposed business such that notices may be received no earlier than 120 days prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public announcement of the date of such meeting and the number of nominees proposed by the Board to be elected at such meeting, if any, is first made by the Company;

o

Provide that if an annual meeting of stockholders is more than 60 (rather than 30) days after the anniversary of the previous year’s annual meeting of stockholders, notices of nomination or other proposed business may not be delivered earlier than 120 days prior to such annual meeting nor later than the later of (x) 90 days before such annual meeting and (y) 10 days after the day on which public announcement of the annual meeting date is first made by the Company;

o

Require additional disclosures regarding nominating or proposing stockholders, the business proposed, proposed nominees and other persons associated with nominating or proposing stockholders, including that proposed nominees submit a written questionnaire and make certain representations as to matters such as voting commitments, compliance with law and intention to serve the full term if elected;

o

Require nominating or proposing stockholders to update the information provided in the notice of nomination or proposal as of the record date and prior to the meeting date and to notify the Secretary within two business days after becoming aware of any material inaccuracy or change in information previously submitted; and

o

Clarify that the number of candidates a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting and that substitute nominations are prohibited;

•	Clarify the role and duties of inspectors of election in connection with stockholder meetings; and

•	Make various other updates, including ministerial and conforming changes, and changes in furtherance of gender neutrality.

The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Dine Brands Global, Inc., effective as of September 6, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DINE BRANDS GLOBAL, INC.

Dated: September 8, 2023	By:	/s/ Vance Y. Chang
Vance Y. Chang
Chief Financial Officer